EXHIBIT 99.1

Contacts:

Scott M. Tsujita (Investors) Hypercom Corporation 480.642.5161 stsujita@hypercom.com	Pete Schuddekopf (Media) Hypercom Corporation 480.642.5383 pschuddekopf@hypercom.com

FOR IMMEDIATE RELEASE

Hypercom Reports Third Quarter 2009 Results

•	Revenue of $102.4 million and gross margin of 33.0%
•	GAAP operating income of $3.1 million, Adjusted EBITDAS of $8.8 million
•	Operating cash flow of $10.3 million
•	Non-GAAP fully diluted EPS of $0.08

SCOTTSDALE, Ariz., November 3, 2009 – Hypercom Corporation (NYSE: HYC), the high security electronic payment and digital transactions solutions provider, today announced financial results for the third quarter ended September 30, 2009.

Revenue for the three months ended September 30, 2009 was $102.4 million, down 4.1% over second quarter revenue of $106.8 million. Revenue was down sequentially due to certain industry-wide component shortages that impacted the Company’s ability to fully meet third quarter demand and the exit of a marginally profitable services contract in Brazil worth approximately $4.0 to $5.0 million per quarter. Revenue declined 15.4% compared to third quarter 2008 revenue of $121.1 million.  The year-over-year revenue decrease is primarily related to previously mentioned component shortages, the exit of the Brazil service contract, as well as the negative impact of foreign currency rates and changed economic conditions.

GAAP gross profit for the three months ended September 30, 2009 was $33.8 million or 33.0% of revenue, versus $34.1 million or 31.9% of revenue in the prior quarter and $38.9 million or 32.1% of revenue in the third quarter of 2008. Third quarter gross margin improved sequentially due to strong service margin improvement resulting from the exit of the Brazilian service contract and from a one-time extended warranty sale.  GAAP gross margin for the three months ended September 30, 2009 included 35.5% product gross margin and 28.5% service gross margin, compared to margins of 36.9% and 20.1% in the second quarter and 35.1% and 27.6% in the prior year period.

Non-GAAP gross profit for the three months ended September 30, 2009 was $34.5 million or 33.7% of revenue, compared to $35.7 million or 33.5% in the prior quarter and $39.9 million or 33.0% of revenue in the third quarter 2008.   The non-GAAP gross profit excludes one-time restructuring costs, amortization of purchased intangibles, and non-cash stock-based compensation. Non-GAAP gross margin for the three months ended September 30, 2009 included 35.6% product gross margin and 28.3% service gross margin, versus 37.1% and 22.9% in the second quarter 2009 and 35.1% and 27.6% in the prior year period.

GAAP operating expenses for the three months ended September 30, 2009 were $30.7 million or 30.0% of revenue, compared to $31.0 million or 29.0% in the prior quarter and $35.5 million or 29.3% of revenue for the same period in 2008. The year over year decrease in operating expenses is related to continued synergies from last year’s acquisition of Thales e-Transactions along with other recent restructuring activities.

Non-GAAP operating expenses for the three months ended September 30, 2009 were $28.2 million or 27.6% of revenue, compared to $28.1 million or 26.3% of revenue in the prior quarter and $32.8 million or 27.1% of revenue for the same period in 2008.

GAAP operating income for the three months ended September 30, 2009 and in the prior quarter was $3.1 million and $3.4 million in the third quarter of 2008.  Non-GAAP operating income for the three months ended September 30, 2009 was $6.3 million, versus $7.7 million in the prior quarter and $7.2 million in the third quarter of 2008.

GAAP net income for the three months ended September 30, 2009 was $1.2 million or $0.02 per fully diluted share, versus $1.3 million or $0.02 per share in the second quarter of 2009 and $0.6 million or $0.01 per share in the third quarter of 2008. Non-GAAP net income for the three months ended September 30, 2009 was $4.4 million or $0.08 per fully diluted share, compared to $5.6 million or $0.11 per share in the prior quarter and $4.4 million or $0.08 per share for the same period in 2008.

Adjusted EBITDAS (Earnings before interest, taxes, depreciation, amortization, stock-based compensation and restructuring charges) for the three months ended September 30, 2009 was $8.8 million, compared to $10.0 million in the prior quarter and adjusted EBITDAS of $9.4 million in the prior year period.  Cash flow from operations for the third quarter was $10.3 million and as a result, cash increased from $40.5 million at June 30, 2009 to $51.2 million at September 30, 2009.

“I am pleased with the Company’s operating performance this quarter,” said Philippe Tartavull, Chief Executive Officer and President.  “We continued to improve gross and operating margins and we further strengthened our balance sheet with strong operating cash-flow.  However, I am disappointed that the increasing demand for our products did not translate into higher revenue due to the inability of some of our component and EMS suppliers to meet our forecast.  We currently expect revenue to increase in the fourth quarter as we reduce or eliminate supply chain issues.  With a stronger demand, a solid set of products and integrated payment solutions, combined with a stronger balance sheet, we are proceeding through the fourth quarter and into 2010 with confidence.”

Third Quarter Earnings Call

Hypercom Corporation has scheduled its conference call to discuss third quarter 2009 results for Tuesday, November 3 at 4:30pm ET. The call will be simultaneously webcast.

The dial in number is 800.884.5695 for North American callers and 617.786.2960 for international callers. For access to the call, participants will be required to identify the participant passcode: 70174971.

To access the audio webcast, please go to Hypercom’s website, http://ir.hypercom.com at least two minutes prior to the call to register.

A replay of the conference call can be accessed approximately one hour after the conclusion of the live call and will be available until December 3, 2009. The replay number for North America is 888.286.8010. The number for international callers is 617.801.6888. The passcode is 75284018.  A replay of the call can also be accessed in the “audio archive” section of http://ir.hypercom.com, where it will remain until the next results release.

About Hypercom (www.hypercom.com)

Global payment technology leader Hypercom Corporation delivers a full suite of high security, end-to-end electronic payment products and services. The Company's solutions address the high security electronic transaction needs of banks and other financial institutions, processors, large scale retailers, smaller merchants, quick service restaurants, and users in the transportation, petroleum, healthcare, prepaid, unattended and many other markets. Hypercom solutions enable businesses in more than 100 countries to securely expand their revenues and profits. Hypercom is a founding member of the Secure POS Vendor Alliance (SPVA) and is the second largest provider of electronic payment solutions and services in Western Europe and third largest provider globally.

# # #

Non-GAAP Supplemental Information

Non-GAAP Net Income and Adjusted EBITDAS Metrics

Hypercom provides non-GAAP supplemental information in this press release including Non-GAAP Net Income and Adjusted EBITDAS. These non-GAAP financial statement measures exclude transactions such as restructuring costs, income taxes, goodwill and other impairments, stock-based compensation, amortization, foreign currency gains and losses and professional fees related to the TeT acquisition and related tax effects of such transactions and are provided to facilitate meaningful period-to-period comparisons of underlying operational performance by eliminating infrequent or unusual charges.  These non-GAAP measurements are used for internal management assessments because such measures provide additional insight into ongoing financial performance including non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income , non-GAAP net income, and related EPS as well as these non-GAAP financial measures as a percentage of net revenues.  We believe that the presentation of non-GAAP financial information may be useful to investors and analysts for many of the same reasons that management finds these measures useful.

Non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP. Pursuant to Regulation G, a reconciliation of Non-GAAP Net Income (Loss) and Adjusted EBITDAS as presented in this press release is provided at the end of this press release.

Non-GAAP Net Revenue

Non-GAAP net revenue includes TeT Q1 pro forma revenue and constant currency rate adjustments. Management believes that the use of Non-GAAP  net revenue in this release, in conjunction with results presented in accordance with GAAP, helps evaluate our performance and helps to compare our current results with those for prior periods as well as with the results of other companies in our industry. Pursuant to Regulation G, a reconciliation of Non-GAAP net revenue to GAAP net revenue as presented in this press release is provided at the end of this press release.

•
TeT Q1 pro forma revenue. Management includes the unaudited revenue for the acquired TeT entities for the nine months ended September 30, 2008. We believe that including it helps evaluate our performance when compared to the nine months ended September 30, 2009 as the TeT entities were not included in our GAAP results for the three months ended March 31, 2008.

•
Constant currency rate adjustments. Management refers to growth in a constant currency basis or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the Company's business performance. Generally, when the US Dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.

Forward-Looking Statements

This press release includes statements that constitute forward-looking statements that are subject to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21G of the Securities Exchange Act of 1934, as amended. The words "believe," "expect," "anticipate," "estimate," "will," "intend," "project," and other similar expressions identify such forward-looking statements. These forward-looking statements include, among other things, statements regarding Hypercom's anticipated financial performance; projections regarding future revenue, gross margins, operating expenses, product and service margins, net income, cash flows, gains or losses from discontinued operations; the timing, performance, certifications, and market acceptance of new products; the migration to contract manufacturers of the Company's products; the development and success of broader distribution channels; the timing and success of integration activities related to the 2008 Thales e-Transactions business acquisition and the expected results and benefits of such transaction. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to documents filed by Hypercom with the Securities and Exchange Commission, specifically the most recent reports on Forms 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

Among the important factors or risks that could cause actual results to differ from those contained in the forward-looking statements in this press release are: industry and general economic conditions, including significant deterioration of the economies of many of the countries in which we do business and the general lack of available credit; the state of the competition in the payments processing industry in general; the timing and commercial feasibility of new products, services, and market development initiatives; risks relating to the introduction of new products and services, including our ability to obtain and the timing of key certifications; our ability to reduce the cost of new and existing products to improve margins; specific demand for our products and services; actual future revenues, cost of sales, operating expenses, margins, cash flows, earnings, working capital and liquidity; the adequacy of our current facilities and management systems infrastructure to meet our operational needs; the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business; the challenges presented by conducting business on an international basis; the sufficiency of our reserves for assets and obligations exposed to revaluation; our ability to identify and complete acquisitions, strategic investments, and business combinations and successfully integrate them into our business, including the integration of the Thales e-Transactions business; the impact of litigation matters on our business; our ability to effectively manage our exposure to foreign currency exchange rate fluctuations (including through the use of hedging transactions in periods prior to March 2009); risks associated with utilization of contract manufacturers of our products; our ability to effectively manage and control excess and obsolete inventory, product warranty expenses, and goodwill and other impairments; our ability to generate the cash required to repay our debt to Francisco Partners when due or our ability to refinance all or a portion of such debt at or prior to maturity; and future access to capital on terms that are acceptable, as well as assumptions related to the foregoing.

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Hypercom's most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. Hypercom's results of operations for the three months and nine months ended September 30, 2009 are not necessarily indicative of Hypercom's operating results for any future periods. Any projections in this press release are based on limited information currently available to Hypercom, which is subject to change. Although any such projections and the factors influencing them will likely change, Hypercom is under no obligation, nor do we intend to, update this information, since Hypercom will only provide guidance at certain points, if at all during the year. Such information speaks only as of the date of this press release.

Hypercom does not endorse any projections regarding its future performance that may be made by third parties.

Hypercom and Optimum and Design are registered trademarks of Hypercom Corporation. All other products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners.  HYCF

HYPERCOM CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30,	December 31,
(Amounts in thousands)	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$51,202	$35,978
Short-term investments	-	499
Accounts receivable, net	83,624	96,986
Current portion of net investment in sales-type leases	7,168	9,915
Inventories	29,285	31,681
Prepaid expenses and other current assets	7,964	7,106
Deferred tax assets	1,344	1,320
Total current assets	180,587	183,485
Property, plant and equipment, net	27,211	26,870
Net investment in sales-type leases	6,036	4,869
Intangible assets, net	52,223	57,311
Goodwill	28,036	26,715
Other long-term assets	8,186	7,050
Total assets	$302,279	$306,300

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$40,206	$52,929
Accrued payroll and related expenses	16,644	16,619
Accrued sales and other taxes	6,123	7,709
Product warranty liabilities	6,309	6,597
Restructuring liabilities	8,798	7,724
Accrued other liabilities	24,789	22,866
Deferred revenue	13,369	12,177
Deferred tax liability	3,165	4,828
Income taxes payable	7,248	5,201
Total current liabilities	126,651	136,650
Long-term debt	55,874	48,769
Deferred tax liabilities, net	16,788	15,999
Other long-term liabilities	10,888	11,094
Total liabilities	210,201	212,512
Stockholders' equity	92,078	93,788
Total liabilities and stockholders' equity	$302,279	$306,300

HYPERCOM CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts in thousands, except per share data)	2009	2008	2009	2008
Net revenue:
Products	$76,558	$86,992	$214,135	$229,350
Services	25,857	34,068	78,724	86,395
Total net revenue	102,415	121,060	292,859	315,745
Costs of revenue:
Products	49,370	56,495	138,571	154,398
Services	18,499	24,652	59,913	67,150
Amortization of purchased intangible assets	760	1,025	2,141	2,166
Total costs of revenue	68,629	82,172	200,625	223,714
Gross profit	33,786	38,888	92,234	92,031
Operating expenses:
Research and development	10,853	13,637	32,240	34,641
Selling, general and administrative	18,254	19,967	55,774	60,281
Amortization of purchased intangible assets	1,580	1,898	4,509	3,990
Total operating expenses	30,687	35,502	92,523	98,912
Operating income (loss)	3,099	3,386	(289)	(6,881)
Interest income	61	248	190	1,367
Interest expense	(2,643)	(1,951)	(7,619)	(4,463)
Foreign currency loss	(128)	(45)	(198)	(250)
Other income	35	6	356	155
Income (loss) before income taxes and
discontinued operations	424	1,644	(7,560)	(10,072)
Benefit (provision) for income taxes	728	(749)	(24)	(759)
Income (loss) before discontinued operations	1,152	895	(7,584)	(10,831)
Income (loss) from discontinued operations	26	(270)	92	229
Net income (loss)	$1,178	$625	$(7,492)	$(10,602)

Basic and diluted loss per share:
Income (loss) before discontinued operations	$0.02	$0.02	$(0.14)	$(0.20)
Income (loss) from discontinued operations	-	(0.01)	-	-
Basic and diluted income (loss) per share	$0.02	$0.01	$(0.14)	$(0.20)

Weighted average shares used to calculate income (loss) per share:
Basic	53,573,480	53,352,596	53,497,633	53,306,873
Diluted	54,345,929	53,418,622	53,497,633	53,306,873

HYPERCOM CORPORATION STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts in thousands)	2009	2008	2009	2008

Cash flows from continuing operations:
Net income (loss) from continuing operations	$1,152	$895	$(7,584)	$(10,831)
Adjustments to reconcile net loss
from continuing operations to net cash
provided by operating activities:
Depreciation and amortization	2,489	2,223	7,332	7,140
Amortization of purchased intangibles	2,340	2,923	6,650	6,156
Interest conversion to debt	1,697	1,538	4,968	3,038
Amortization of debt issuance costs	32	32	96	64
Amortization of discount on notes payable	848	175	2,323	1,090
Amortization of discounts on short-term
investments	-	(3)	-	(61)
Provision (reversal) for doubtful accounts	(556)	349	930	(651)
Provision for excess and obsolete inventory	1,093	1,142	2,193	2,431
Provision for warranty and other product charges	386	1,352	2,865	3,192
Deferred income tax benefit (provision)	(324)	(3,246)	(899)	761
Non-cash share-based compensation	504	928	1,634	2,681
Foreign currency losses (gains)	(290)	611	(1,719)	615
Non-cash write-off of intangibles and other assets	(504)	155	578	606
Changes in operating assets and
liabilities, net	1,464	(13,268)	(2,190)	(2,668)
Net cash provided by (used in) operating activities	10,331	(4,194)	17,177	13,563

Cash flows from investing activities:
Purchase of property, plant and equipment	(754)	(3,167)	(4,652)	(6,209)
Cash paid for acquisitions, net of cash acquired	-	(270)	(37)	(115,168)
Software development costs capitalized	(2)	-	(250)	(57)
Purchase of short-term investments	-	(6,324)	(1,376)	(37,375)
Proceeds from the sale or maturity of
short-term investments	-	9,850	1,875	41,925
Net cash provided by (used in) investing activities	(756)	89	(4,440)	(116,884)

Cash flows from financing activities:
Borrowing in revolving line of credit	-	-	7,800	-
Repayments of bank notes payable and other
debt instruments	-	-	(7,985)	(434)
Debt issuance costs	-	-	-	(687)
Proceeds from long term debt	-	-	-	60,000
Proceeds from issuance of common stock	41	37	131	639
Net cash provided (used in) by financing activities	41	37	(54)	59,518
Effect of exchange rate changes on cash	952	(2,802)	2,315	(2,405)
Net (decrease) increase in cash flows from
continuing operations	10,568	(6,870)	14,998	(46,208)
Net cash provided by operating
activities - discontinued operations	90	106	226	394
Cash and cash equivalents, beginning of period	40,544	37,875	35,978	76,925
Cash and cash equivalents, end of period	$51,202	$31,111	$51,202	$31,111

HYPERCOM CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

GAAP net income (loss)	$1,178	$625	$(7,492)	$(10,602)

Restructuring charges included in:
Costs (reversals) of product revenue	2	(51)	102	2,507
Costs (reversals) of service revenue	(47)	-	712	-
Operating expenses	422	-	1,468	494

Stock-based compensation included in:
Costs of product revenue	40	67	163	68
Costs of service revenue	-	2	-	3
Operating expenses	464	859	1,471	2,610

Amortization of purchased intangibles included in:
Costs of product revenue	732	942	2,067	1,917
Costs of service revenue	28	83	74	249
Operating expenses	1,580	1,898	4,509	3,990

Professonal fees incurred related to TeT Acquisition included in:
Operating expenses (benefit)	-	(5)	-	3,089

Income tax effect	-	-	(178)	-

Non-GAAP net income	$4,399	$4,420	$2,896	$4,325

Non-GAAP diluted income per share	$0.08	$0.08	$0.05	$0.08

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
GAAP operating income (loss)	$3,099	$3,386	$(289)	$(6,881)

Restructuring charges (reversals)	377	(51)	2,282	3,001

Stock-based compensation	504	928	1,634	2,681

Amortization of purchased intangibles	2,340	2,923	6,650	6,156

Professonal fees incurred related to TeT Acquisition	-	(5)	-	3,089

Non-GAAP operating income	$6,320	$7,181	$10,277	$8,046

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Product revenue	$76,558	$86,992	$214,135	$229,350
Service revenue	25,857	34,068	78,724	86,395
Total net revenue	$102,415	$121,060	$292,859	$315,745

GAAP product gross profit	$27,188	$30,497	$75,564	$74,952

Restructuring charges (reversals)	2	(51)	102	2,507

Stock-based compensation	40	67	163	68

Non-GAAP product gross profit	$27,230	$30,513	$75,829	$77,527

Percentage of product revenue	35.6%	35.1%	35.4%	33.8%

GAAP service gross profit	$7,358	$9,416	$18,811	$19,245

Restructuring charges (reversals)	(47)	-	712	-

Stock-based compensation	-	2	-	3

Non-GAAP service gross profit	$7,311	$9,418	$19,523	$19,248

Percentage of service revenue	28.3%	27.6%	24.8%	22.3%

GAAP gross profit	$33,786	$38,888	$92,234	$92,031

Restructuring charges (reversals)	(45)	(51)	814	2,507

Stock-based compensation	40	69	163	71

Amortization of purchased intangibles	760	1,025	2,141	2,166

Non-GAAP gross profit	$34,541	$39,931	$95,352	$96,775

Percentage of total net revenue	33.7%	33.0%	32.6%	30.6%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

GAAP operating expenses	$30,687	$35,502	$92,523	$98,912

Restructuring charges	(422)	-	(1,468)	(494)

Stock-based compensation	(464)	(859)	(1,471)	(2,610)

Amortization of purchased intangibles	(1,580)	(1,898)	(4,509)	(3,990)

Professonal fees incurred related to TeT Acquisition	-	5	-	(3,089)

Non-GAAP operating expenses	$28,221	$32,750	$85,075	$88,729

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Operating income (loss)	$3,099	$3,386	$(289)	$(6,881)
Depreciation and amortization	4,829	5,146	13,982	13,296
Restructuring charges (reversals)	377	(51)	2,282	3,001
Professonal fees (reversals) incurred related to TeT Acquisition	-	(5)	-	3,089
Stock-based compensation	504	928	1,634	2,681
Adjusted EBITDAS	$8,809	$9,404	$17,609	$15,186

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

GAAP net revenue	$102,415	$121,060	$292,859	$315,745
TeT Q1 pro forma revenue	-	-	-	43,144
Constant currency rate adjustment	5,058	-	31,676	-
Non-GAAP net revenue	$107,473	$121,060	$324,535	$358,889